                               PRICING SUPPLEMENT

                                                  Registration No. 333-08369-01
                                               Filed Pursuant to Rule 424(b)(2)

                          United Parcel Service, Inc.

                                   UPS Notes

-------------------------------------------------------------------------------

Pricing Supplement No. 35                                  Trade Date: 09/09/02
(To Prospectus dated March 22, 2000 and Prospectus         Issue Date: 09/12/02
Supplement dated December 20, 2001)

The date of this Pricing Supplement is September 10, 2002


    CUSIP
      or
  Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
  -----------           ----------------         -------------           -------------         ---------------
   91131UEH3              $3,078,000.00              4.00%                 03/15/10                 100%

Interest Payment
   Frequency                                                                Dates and terms of redemption
  (begin date)          Survivor's Option       Subject to Redemption       (including the redemption price)
----------------        -----------------       ---------------------      --------------------------------
    10/15/02                   Yes                      Yes                          100% 09/15/03
    monthly                                                                    semi-annually thereafter

                           Discounts and
 Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
 ---------------           -------------           -----------          ------------------        -----------
  $3,037,370.40             $40,629.60                $2.00             ABN AMRO Financial
                                                                          Services, Inc.